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                                                                    Exhibit 4.16

DEBENTURE PLEDGE AGREEMENT entered into in Montreal, Quebec, as of this 7th day of February, 2003

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
BY: 3351611 CANADA INC., a corporation existing under the laws of Canada, having its registered office at 300 Viger Avenue, Montreal, Quebec, H2X 2W4, herein acting and represented by Claudine Tremblay, duly authorized as she so declares,

IN FAVOUR OF:                     BANK OF AMERICA, N.A., a Schedule III Bank governed by the
                                  BANK ACT (Canada), having an office at 200 Front Street
                                  West, Suite 2700, Toronto, Ontario M5V 3L2, herein acting
                                  for its own  benefit as a Lender, and as agent and solidary creditor for the other Lenders as defined in the Credit
                                  Agreement as hereinafter defined (the "LENDERS").

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         WHEREAS 3351611 Canada Inc. (the "GRANTOR") has created and executed a Debenture dated February 7, 2003 (as amended, restated, renewed, re-issued, supplemented or modified from time to time, the "DEBENTURE") in favour of the Agent (as defined below) payable on demand in the principal amount of $600,000,000 in lawful currency of Canada; and

         WHEREAS the Grantor has agreed to pledge the Debenture to the Agent (as defined below) as a general and continuing collateral security for the due and punctual payment, performance and fulfilment of the Obligations (as defined below).

         NOW THEREFORE THIS AGREEMENT WITNESSETH THAT the parties hereto agree as follows:

1.       DEFINITIONS AND INTERPRETIVE PROVISIONS

1.1      DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement. The following words or expressions whenever used in this debenture pledge agreement (the "AGREEMENT") (and in the preamble above which forms an integral part of this Agreement) shall have the following meanings:

         1.1.1. "AGENT" means Bank of America, N.A., for its own benefit as a Lender, and as agent and solidary creditor on behalf and for the benefit of the other Lenders, and

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                  includes such other Person, if any, as shall hereafter be
                  appointed as a successor Agent under and in accordance with the provisions of the Credit Agreement;

         1.1.2. "CREDIT AGREEMENT" means that certain credit agreement dated as of February 7, 2003 among Sun Media Corporation, as Borrower, the financial institutions named on the signature pages thereto, as Lenders, and Bank of America, N.A., as Administrative Agent, as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time;

         1.1.3. "DEBENTURE" has the meaning ascribed to such term in the preamble;

         1.1.4. "EVENT OF DEFAULT" has the meaning ascribed to such term in the Credit Agreement;

         1.1.5. "GRANTOR" has the meaning ascribed to such term in the preamble;

         1.1.6. "OBLIGATIONS" means all obligations of the Grantor owed to the Agent and the Lenders pursuant to the Credit Documents to which it is a party, including without limitation its obligations hereunder; and

         1.1.7. "PERSON" has the meaning ascribed to such term in the Credit Agreement.

1.2      INTERPRETATION

         This Agreement shall be interpreted in accordance with the following:

         1.2.1. words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;

         1.2.2. the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement; and

         1.2.3. the word "including" shall mean "including without limitation", and "includes" shall mean "includes without limitation".

2.       PLEDGE AND AGENT'S RIGHTS

2.1 As a general and continuing collateral security for the due and punctual payment, performance and fulfillment of the Obligations, the Grantor hereby hypothecates and pledges the Debenture to the Agent subject to and in accordance with the terms hereof. The hypothec hereby granted is in the amount of $600,000,000, the whole with interest from the date of this Agreement at the rate of twenty-five percent (25%) per annum, calculated semi-annually and not in advance with interest on overdue interest calculated at the same rate and in the same manner.

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2.2      Notwithstanding that the Debenture is payable on demand, the Agent may, forthwith and from time to time but only upon the occurrence and continuance of an Event of Default, exercise and enforce all the rights and remedies available to it under the Debenture (subject to Section 4.4 hereof). The rights of the Agent herein stipulated with respect to the Debenture shall be in addition to and not exclusive of all other rights and remedies which the Agent has or may otherwise enforce or exercise.

2.3 The Agent may charge on its own behalf and pay to others reasonable sums for services rendered (expressly including legal advice and services) in connection with realizing, collecting, selling, transferring, delivering and/or obtaining payment for the Debenture and may deduct the amount of such charges and payments from the proceeds thereof. The balance of such proceeds may be held by the Agent in lieu of the Debenture and may, as and when the Agent sees fit, be applied on account of such part of the Grantor's Obligations as the Agent deems best, without prejudice to the claims of the Agent or the Lenders upon the Grantor for any deficiency.

3.       COVENANTS

         The Grantor hereby covenants and agrees as follows:

         3.1      ADDITIONAL SECURITY

         It shall perform all acts and execute all deeds and documents (including notices of renewal) necessary to give full effect to the security constituted by this Agreement and to ensure that such security is at all times fully enforceable against third persons.

         3.2      DELIVERY

         It shall deliver to the Agent any instrument of indebtedness that is supplemental to, or in replacement of, the Debenture immediately upon issuing same or coming into possession thereof, together with any power of attorney, document and confirmation that the Agent may reasonably request in order to effect the transfer of such instrument, if necessary, into the name of the Agent.

4.       ADDITIONAL PROVISIONS

4.1 If any material provision of this Agreement is, or becomes, illegal, invalid or unenforceable, such provision shall be severed from this Agreement and be ineffective to the extent only of such illegality, invalidity or unenforceability. The remaining provisions hereof shall be unaffected by such deletion and shall continue to be valid and enforceable.

4.2 The parties acknowledge that the Grantor has agreed to grant to the Agent, as FONDE DE POUVOIR for the Lenders, a deed of hypothec in the Province of Quebec charging all the movable property of the Grantor located in the Province of Quebec and securing the payment of the Debenture.

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4.3      The Agent shall not be obliged to exhaust its recourses against the
         Grantor, any other parties or against any other security any of them may hold in respect of the Obligations before realizing upon or otherwise dealing with the Debenture in such manner as it may consider appropriate.

4.4 Notwithstanding that the Debenture is stated to be payable on demand, the Agent agrees that it shall not demand payment under the Debenture unless an Event of Default has occurred and is continuing. The Agent also agrees that it shall only have the right to demand payment from the Grantor under the Debenture of an aggregate amount which may not in any manner whatsoever be in excess of the aggregate amount of the outstanding Obligations in principal, interest and costs.

4.5 The Agent may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Grantor and with other parties, sureties or securities as it may deem fit, without prejudice to the Obligations or the rights of the Lenders or the Agent in respect of the Debenture. The Agent shall not (a) be liable or accountable for any failure to collect, realize or obtain payment in respect of the Debenture; (b) be bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Debenture or for the purpose of preserving any rights of the Lenders or any of them or of the Grantor in respect thereof; (c) be responsible for any loss occasioned by any sale or other dealing with the Debenture or by the retention thereof or failure to sell same or otherwise deal therewith; or (d) be bound to protect the Debenture from depreciating in value or becoming worthless.

4.6 If Bank of America, N.A. shall at any time resign as Agent, and another Person be appointed as a successor to Bank of America, N.A. as Agent under and in accordance with the provisions of the Credit Agreement, the Agent shall assign the Debenture to its successor, and such successor shall become vested with all rights, powers, privileges, obligations and duties of the Agent hereunder, and Bank of America, N.A. shall be discharged from its duties and obligations hereunder except as may be otherwise set forth in the Credit Agreement. This provision shall apply, MUTATIS MUTANDIS, to and be binding upon each and every successor Agent.

4.7 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.8 This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Quebec and the laws of Canada applicable therein, without giving effect to any conflicts of law rules thereof. The Grantor hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Quebec with respect to any matter arising under or relating to this Agreement, the whole without prejudice to the rights of the Agent or the Lenders to bring proceedings against the Grantor in any other jurisdiction.

4.9 In the event of any contradiction or inconsistency between the provisions of this Agreement and those of the Credit Agreement, the provisions of the latter shall prevail to the extent of such contradiction or inconsistency.

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IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.



                                            3351611 CANADA INC.


                                             Per: /s/ CLAUDINE TREMBLAY
                                                  ---------------------
                                                  Name: Claudine Tremblay
                                                  Title: Assistant Secretary


                         BANK OF AMERICA, N.A., in its aforementioned capacities


                                         Per: /s/ ROBERT CAMPBELL
                                              -------------------
                                               Name: Robert Campbell
                                               Title: Mandatary